Exhibit 11.1


SHARPER IMAGE CORPORATION
STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE

                                                         Three Months Ended
                                                             April 30,
                                                  -----------------------------
Dollars in thousands, except per share amounts         1997             1996
                                                  --------------    -----------


Net Loss                                          $       (2,166)   $    (2,221)


Average shares of common stock
  outstanding during the period                        8,266,940      8,252,124

Add:
Incremental shares from assumed
  exercise of stock options (Primary)                          *              *
                                                  --------------    -----------
                                                       8,266,940      8,252,124
                                                  ==============    ===========


Primary loss per share                            $        (0.26)   $     (0.27)
                                                  ==============    ===========




Average shares of common stock
  outstanding during the period                        8,266,940      8,252,124

Add:
Incremental shares from assumed
  exercise of stock options (Fully-diluted)                    *              *
                                                  --------------    -----------
                                                       8,266,940      8,252,124
                                                  ==============    ===========


Fully-diluted loss per share                      $        (0.26)   $     (0.27)
                                                  ==============    ===========



*Incremental shares from assumed exercise of stock options are antidilutive for primary and fully diluted loss per share, and therefore not presented.

                                       16

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                SHARPER IMAGE CORPORATION



Date:     June 12, 1997                         by:
          -------------                            -----------------------------
                                                    Craig P. Womack
                                                    President
                                                    Chief Administrative Officer


                                                by:
                                                   -----------------------------
                                                    Tracy Y. Wan
                                                    Senior Vice President
                                                    Chief Financial Officer